Exhibit 99-B.8.1

                          FUND PARTICIPATION AGREEMENT

      Aetna Insurance Company of America (the "Company"), and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund, on behalf of each of its series, Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series ("Funds"), and Aeltus Investment Management, Inc. ("Aeltus" or "Adviser") hereby agree to an arrangement whereby the Funds shall be made available to serve as underlying investment media for Variable Annuity Contracts ("Contracts") to be issued by the Company.

1.    Establishment of Account.

      The Company represents that it has established Variable Annuity Account I and may establish such other accounts as may be set forth in Schedule A attached hereto (as may be amended from time to time with the mutual consent of the parties hereto) (the "Accounts"), each of which is a separate account registered under the Investment Company Act of 1940 (except for such accounts for which no registration is required), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

2.    Pricing Information; Orders; Settlement.

      (a) Each Fund will make shares available to be purchased by the Company, and will accept redemption orders from the Company, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such times as determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund serves as underlying investment media, provided, however, that the Board of Directors of the Fund (hereinafter the "Directors") may, upon reasonable notice to the Company, refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and/or any applicable state laws, necessary in the best interests of the shareholders of such Fund.

      (b) Each Fund will provide to the Company closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day a "Business Day"), and in no event later than 6:30 p.m. eastern time on such Business Day. The Company will send via facsimile or electronic transmission to each Fund or its specified agent orders to purchase and/or redeem Fund shares by 9:30 a.m. eastern time the following business day. Payment for net purchases will be wired by the Company to an account designated by the Fund.

      (c) Each Fund hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of the Company) by the Company, acting as agent for the Fund, prior to the close of the Exchange on any given business day will be executed by the Fund at the net asset value determined as of the close of the Exchange on such Business Day, provided that the Fund receives written (or facsimile) notice of such order by 9:30 a.m. eastern time on the next following Business Day. Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by the Fund at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order, provided that the Fund receives written (or facsimile) notice of such order by 9:30 a.m. eastern time within two days following the day of receipt of such order.

      (d) Payments for net redemptions of shares of a Fund will be wired by the Fund to an account designated by the Company. Payments for net purchases of the Fund will be wired by the Company to an account designated by the Fund on the same Business Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

      (e) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party. The Company shall assume responsibility as herein described for any loss to a Fund caused by a cancellation or correction made to an Instruction by a Plan Representative or Participant subsequent to the date as of which such Instruction has been received by the Company and originally relayed to Aeltus, and the Company will immediately pay such loss to such Fund upon the Company's receipt of written notification, with supporting data. Aeltus shall indemnify and hold the Company harmless, from the effective date of this Agreement, against any amount the Company is required to pay to Plans, Plan Representatives, or Participants due to: (i) an incorrect calculation of a Fund's daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or unreasonably late reporting of the daily net asset value deemed material in accordance with the Fund's error correction policy, dividend rate, or capital gain distribution rate, upon written notification by the Company, with supporting data, to Aeltus.

      (f) The Company agrees to purchase and redeem the shares of the Funds named in this Agreement or in Schedule B hereof in accordance with the provisions of each Fund's then-current prospectus and statement of additional information. The Company shall not permit any person other than a Contract owner or Participant to give instructions to the Company which would require the Company to redeem or exchange shares of a Fund. This provision shall not be construed to prohibit the Company from substituting shares of another fund, as permitted by law.

3.    Expenses.

      (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by each respective Fund under this Agreement shall be paid by that Fund, including the cost of registration of its shares with the Securities and Exchange Commission (the "SEC") and in states where required. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

      (b) The Funds or the Adviser shall provide to the Company periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners. In addition, the Funds or the Adviser shall provide the Company with a sufficient quantity of prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement. In addition, the Funds shall provide the Company with a sufficient quantity of proxy material that is required to be sent to Contract owners. The Adviser shall be permitted to review and approve the typeset form of such material prior to such printing provided such material has been provided by the Adviser to the Company within a reasonable period of time prior to typesetting.

      (c) In lieu of the Funds' or Adviser's providing printed copies of prospectuses, statements of additional information and any supplements to any of these materials, and periodic fund reports to shareholders, the Company shall have the right to request that the Funds transmit a copy of such materials in an electronic format (Post Script files), which the Company may use to have such materials printed together with similar materials of other Account funding media that the Company or any distributor will distribute to existing or prospective Contract owners or participants.

4.    Representations.

      The Company agrees that it and its agents shall not, without the written consent of a Fund or the Adviser, make representations concerning the Fund, or its shares except those contained in the then current prospectuses and in current printed sales literature approved by or deemed approved by the Fund or the Adviser.

5.    Termination.

      This agreement shall terminate as to the sale and issuance of new
Contracts:

      (a) at the option of either the Company, the Adviser or with respect to any Fund, upon sixty days advance written notice to the other parties;

      (b) at the option of the Company, upon one week advance written notice to the Adviser and to any Fund, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

      (c) at the option of either the Company, the Adviser or any Fund, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, the Fund or the Adviser by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

      (d) upon the determination of the Accounts to substitute for the shares of a Fund the shares of another investment company in accordance with the terms of the applicable Contracts. The Company will give sixty days written notice to the Fund and the Adviser of any decision to replace the shares of that Fund;

      (e) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

      (f) if shares of a Fund are not registered, issued or sold in conformance with Federal law or such law precludes the use of such shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by the appropriate party should such situation occur.

6.    Continuation of Agreement.

      Termination as the result of any cause listed in Section 5 shall not affect the Funds' obligation to furnish shares to Contracts then in force for which such shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body.

7.    Advertising Materials; Filed Documents.

      (a) Advertising and sales literature with respect to any Fund prepared by the Company or its agents for use in marketing its Contracts will be submitted to that Fund or its designee for review before such material is submitted to any regulatory body for review. No such material shall be used if the Fund or its designee reasonably objects to such use in writing, transmitted by facsimile within two business days after receipt of such material.

      (b) Each Fund will provide additional copies of its financials as soon as available to the Company and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Adviser's request, the Company will provide to the Adviser at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Accounts promptly after the filing of such document with the SEC or other regulatory authority.

      (c) Each Fund or the Adviser will provide via Excel spreadsheet diskette format or in electronic transmission to the Company at least quarterly portfolio information necessary to update Fund profiles within seven business days following the end of each quarter.

8.    Proxy Voting.

      (a) The Company shall provide pass-through voting privileges on shares of a Fund held by the separate accounts to all Contract owners.

      (b) The Company will distribute to Contract owners all proxy material furnished by any Fund and will vote shares of the Fund in accordance with instructions received from such Contract owners. The Company and its agents shall not oppose or interfere with the solicitation of proxies for shares of a Fund held for such Contract owners and participants.

9.    Indemnification.

      (a) The Company agrees to indemnify and hold harmless each Fund and the Adviser, and their directors, officers, employees, agents and each person, if any, who controls any Fund or its Adviser within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Fund or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of the

            Company or its agents, with respect to the sale and distribution of Contracts for which shares of the Fund are the underlying investment. The Company will reimburse any legal or other expenses reasonably incurred by a Fund or any such director, officer, employee, agent, investment adviser, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by the Fund specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Fund or Adviser in the performance of their duties or the Fund's or Adviser's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      (b) Each Fund and the Adviser agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading. Each Fund, as appropriate, will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to the Fund by the Company specifically for use therein.

      (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

10.   Miscellaneous.

      (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

      (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

      To the Company:                         To the Adviser:

        Aetna Insurance Company of America    Aeltus Investment Management, Inc.
        151 Farmington Avenue                 242 Trumbull Street
        Hartford, Connecticut 06156           Hartford, Connecticut 06103-1205

        Attn: Shaun P. Mathews                Attn: Daniel F. Wilcox

      To any Fund:

        151 Farmington Avenue
        Hartford, Connecticut 06156

        Attn: J. Scott Fox

      Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

      (c) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

      (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

      (g) Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut.

      (h) It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

      (i) The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 1st day of May, 1998.

      AETNA INSURANCE COMPANY OF AMERICA


      By: /s/ Shaun P. Mathews
          ----------------------------------

      Name: Shaun P. Mathews
            --------------------------------

      Title: Senior Vice President
             -------------------------------

      AETNA VARIABLE FUND
      AETNA VARIABLE ENCORE FUND
      AETNA INCOME SHARES
      AETNA BALANCED VP, INC.
      AETNA GET FUND
      AETNA GENERATION PORTFOLIOS, INC.
      AETNA VARIABLE PORTFOLIOS, INC.


      By: /s/Frank J. Litwin
          --------------------------------

      Name: Frank J. Litwin
            ------------------------------

      Title: Managing Director
            ------------------------------


     AELTUS INVESTMENT MANAGEMENT, INC.


      By: /s/J. Scott Fox
          --------------------------------

      Name: J. Scott Fox
            ------------------------------

      Title: Managing Director, Chief Operating Officer
             ------------------------------------------

                                   Schedule A

               (For any future separate accounts - See Section 1)

                                   Schedule B

                               Aetna Variable Fund

                           Aetna Variable Encore Fund

                               Aetna Income Shares

                             Aetna Balanced VP, Inc.

                                 Aetna GET Fund

                                    Series B
                                    Series C

                        Aetna Generation Portfolios, Inc.

                                 Aetna Ascent VP
                               Aetna Crossroads VP
                                 Aetna Legacy VP

                         Aetna Variable Portfolios, Inc.

                           Aetna Value Opportunity VP
                                 Aetna Growth VP
                             Aetna Small Company VP
                          Aetna Index Plus Large Cap VP
                               Aetna High Yield VP
                         Aetna Real Estate Securities VP
                                Aetna Mid Cap VP
                           Aetna Index Plus Mid Cap VP
                          Aetna Index Plus Small Cap VP
                            Aetna Index Plus Bond VP
                             Aetna International VP